UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2015
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On July 9, 2015, EMC Corporation (“EMC”) completed its previously announced acquisition of Virtustream Group Holdings, Inc. (“Virtustream”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among EMC, Embrace Merger Corporation, a wholly owned subsidiary of EMC (“Merger Sub”), Virtustream and the Stockholder Representative listed therein. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Virtustream, with Virtustream continuing as the surviving corporation. As a result of the merger, Virtustream became a wholly owned subsidiary of EMC.

Under the terms of the Merger Agreement, each share of Virtustream capital stock and each vested option of Virtustream outstanding at the closing of the merger was converted into a right to receive a per share cash payment. Nonvested equity of Virtustream was assumed by EMC and converted into the right to receive nonvested equity of EMC, in each case subject to the same vesting schedule and restrictions as applied prior to the merger.

The total merger consideration was approximately $1.2 billion in cash, a portion of which was deposited in escrow to cover indemnification claims under the Merger Agreement for a period of 15 months following the completion of the merger, subject to extension for any unresolved indemnification claims.

The foregoing description of the merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms; however, it is not intended to provide any other factual information about Virtustream or EMC. The Merger Agreement contains representations and warranties of each of Virtustream and EMC as of specified dates that are qualified by information in confidential disclosure schedules delivered in connection with signing the Merger Agreement. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01     Other Events.

On July 9, 2015, EMC issued a press release announcing the completion of the acquisition of Virtustream Group Holdings, Inc., a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, by and among, EMC Corporation, Embrace Merger Corporation, Virtustream Group Holdings, Inc. and the Stockholder Representative named therein, dated May 22, 2015*

99.1	Press Release, issued by EMC on July 9, 2015

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. EMC hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    July 9, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among, EMC Corporation, Embrace Merger Corporation, Virtustream Group Holdings, Inc. and the Stockholder Representative named therein, dated May 22, 2015
99.1	Press Release, issued by EMC on July 9, 2015